UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-12

Celsius Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement Supplement

2025 Annual Meeting of Stockholders of

Celsius Holdings, Inc.

Dear Shareholder,

This proxy statement supplement, dated May 20, 2025 (this “Supplement”), supplements the definitive proxy statement of Celsius Holdings, Inc., a Nevada Corporation (“Celsius”, the “Company”, “we”, “us” or “our”), filed with the Securities and Exchange Commission on April 14, 2025 (the “Proxy Statement”), relating to our 2025 Annual Meeting of Stockholders to be held virtually at 8:00 a.m., Eastern Time, on May 28, 2025 for holders of record of our common stock as of April 1, 2025.

This Supplement is intended to clarify information contained in Proposal No. 5 set forth in the Proxy Statement with respect to the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”). Specifically, we seek to reiterate that our existing 2015 Stock Incentive Plan (the “2015 Plan”) expired by its terms on April 30, 2025, and the 23,347,968 shares that remained available for grant under the 2015 Plan on its expiration date will not be available for grant under the proposed 2025 Plan.

As provided in the Proxy Statement, if approved by our stockholders, the number of shares of common stock that may be awarded under the 2025 Plan is limited to 6,000,000.

Because the 2015 Plan has expired, we are generally unable to grant any new equity awards unless and until the 2025 Plan is approved by stockholders at the Annual Meeting. If the 2025 Plan is not approved, then we will not be able to grant any compensation to our directors, executives or other employees in the form of equity, resulting in increased cash compensation payments, which would ultimately decrease our directors’, executives’ and other employees’ long-term alignment with investors and reduce cash available for operations. We believe that the pool of 6,000,000 shares under the 2025 Plan will allow us to continue to attract, retain and motivate the talent required to execute our strategy. Finally, our Company has a strong history of prudent share usage, as evidenced by our 0.26% average burn rate. The current share request is estimated to last the Company (given various stock price and issuance assumptions) four to five years, after which the Company expects to seek stockholder approval of a prudent number of additional shares.

THE BOARD REASSERTS ITS RECOMMENDATION THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN.

If you have already voted by proxy, then you may change or revoke your proxy at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed in the Proxy Statement;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed in the Proxy Statement– only your latest Internet or telephone vote will be counted;

•	if your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting virtually at the Annual Meeting.

Except with respect to the clarifying information provided herein, this Supplement does not revise, update or supplement any other information set forth in the Proxy Statement. This Supplement should be read together with the Proxy Statement.